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                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                     Date of report:  December 11, 1998
             Date of earliest event reported:  November 27, 1998


                         ESSEX INTERNATIONAL INC.
            (Exact name of registrant as specified in its charter)

                                DELAWARE
                (State or other jurisdiction of incorporation)

               1-10211                          13-3496934
        (Commission File No.)         (IRS Employer Identification No.)

                            1601 WALL STREET
                         FORT WAYNE, IN  46802
         (Address of principal executive offices and zip code)

   Registrant's telephone number, including area code: (219) 461-4000

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

     On November 27, 1998, Superior TeleCom Inc. ("Superior") announced that it had accepted for purchase 22,562,135 shares of common stock, par value $0.01 per share (the "Common Stock"), of Essex International Inc. (the "Company") at a price of $32.00 per share (the "Purchased Shares") in accordance with its tender offer (the "Offer") for up to 22,562,135 shares of Common Stock. The Offer expired at 12:00 midnight, New York City time, on Wednesday, November 25, 1998. The Purchased Shares represent approximately 81% of the Company's Common Stock outstanding on November 27, 1998. The aggregate purchase price for the Purchased Shares is approximately $721,988,320. According to Superior, the funds required by it to purchase the Purchased Shares were obtained from a financing that was completed on November 27, 1998. Terms of that financing are provided below.

     According to Superior, Superior owns (through a wholly owned acquisition subsidiary) an aggregate of 22,562,135 shares of the Company's Common Stock, which represents approximately 81% of the Company's Common Stock outstanding on November 27, 1998. Superior and the Company intend to proceed with the consummation of a merger pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 21, 1998, pursuant to which SUT Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned acquisition subsidiary of Superior, will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Superior (the "Merger"). In the Merger, each remaining share of the Company's Common Stock is expected to be converted into the right to receive 0.64 of a share of 8 1/2% trust convertible preferred securities of Superior Trust I, a business trust formed by Superior, subject to the terms and conditions set forth in the Merger Agreement.

     Pursuant to the Merger Agreement, the Company intends to call a special meeting of stockholders in early 1999 at which time the Merger Agreement will be presented for consideration by the Company's stockholders. Because under Delaware law the approval of the holders of a majority of all outstanding shares of the Company's Common Stock is sufficient to approve and adopt the Merger Agreement, Superior can cause the Merger to occur without the affirmative vote of any other holders of the Company's Common Stock.
Superior and Merger Sub have agreed pursuant to the Merger Agreement to vote all the shares of the Company's Common Stock held by them in favor of approval and adoption of the Merger Agreement.

     Pursuant to the Merger Agreement, concurrent with acceptance for purchase of Common Stock pursuant to the Offer, (i) the number of directors on the Company's board of directors was reduced to four, (ii) Steven R. Abbott, W.L. Lyons Brown, Jr., Rodney A. Cohen, Edward O. Gaylord, Stuart S. Janey, III and Ward W. Woods resigned from the Company's board of directors and (iii) Steven S. Elbaum, Bragi F. Schut and David S. Aldridge, each a designee of Superior, were appointed to the Company's board of directors.

     A copy of the Merger Agreement is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

                                       2.
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THE CREDIT FACILITY

     GENERAL

     Funds required to complete the Offer were obtained from loans available pursuant to (i) an Amended and Restated Credit Agreement (the "Credit Agreement") entered into on November 27, 1998 by Superior, as guarantor, Superior/Essex Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Superior ("Superior Holding"), Essex Group Inc., a wholly owned subsidiary of the Company ("Essex Group"), as borrowers, certain subsidiary guarantors, various lenders, Merrill Lynch & Co., as documentation agent, Fleet National Bank, as syndication agent, and Bankers Trust Company, as administrative agent, and (ii) a $200,000,000 Senior Subordinated Credit Agreement (the "Subordinated Credit Agreement") entered into on November 27, 1998 by Superior, as guarantor, Superior Holding, as borrower, certain subsidiary guarantors (including the Company and Essex Group), various lenders, Fleet Corporate Finance, Inc., as syndication agent, and Bankers Trust, as administrative agent. The following summary of the material terms of the Credit Agreement and the Subordinated Credit Agreement (collectively, the "Credit Facility") does not purport to be complete and is subject to the detailed provisions of the loan agreements and the various related documents entered into in connection with the Credit Facility. Copies of the Credit Agreement and the Subordinated Credit Agreement are filed as Exhibits 99.3 and 99.4, respectively, hereto and are incorporated by reference herein.

     THE CREDIT AGREEMENT

     The Credit Agreement provides for total borrowings of up to $1.15 billion. Proceeds of the Credit Agreement were used to finance the Offer (including the refinancing of certain existing indebtedness of Superior and Essex Group) and to pay related fees and expenses.

     The Credit Agreement is comprised of two tranches of term loans and a revolving credit facility. Interest on amounts outstanding under the Credit Agreement is based upon either (i) the Federal Funds Rate, Bankers Trust's prime lending rate or an adjusted certificate of deposit rate or (ii) the rate in the Eurodollar market for deposits in dollars or the rate in the London market for deposits in pounds sterling plus, in each case, an applicable margin, a variable component that, in certain circumstances, is subject to adjustment based on the leverage ratio maintained by Superior Holding and its subsidiaries. Superior Holding and Essex Group also paid Bankers Trust underwriting and administrative fees, reimbursed certain expenses and provided certain indemnities. The two tranches of term loans have five and one-half and seven year terms, and the revolving credit facility has a five and one-half year term. Each of the term loans requires periodic mandatory amortization payments.

     The obligations of each of Superior Holding and Essex Group under the Credit Agreement are unconditionally guaranteed by the other party and their respective obligations are guaranteed by certain of their respective subsidiaries as well as by Superior. The indebtedness incurred under the Credit Agreement is secured by a first priority lien on substantially all the assets of Superior, Superior Holding, Essex Group and their subsidiaries.

                                       3.
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     Superior, Superior Holding, Essex Group and certain of their respective subsidiaries are subject to certain customary affirmative and negative covenants under the Credit Agreement, including, without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional indebtedness and other obligations, (ii) mergers and acquisitions, (iii) asset sales, (iv) the granting of liens, (v) prepayment or repurchase of other indebtedness, (vi) engaging in transactions with affiliates, (vii) capital expenditures, (viii) the making of investments,
(ix) dividends and other payments with respect to equity interests and (x) certain changes in the business in which they are engaged.

     THE SUBORDINATED CREDIT AGREEMENT

     Proceeds of the Subordinated Credit Agreement were used to finance the Offer, to refinance certain existing indebtedness of Superior and the Company and to pay related fees and expenses.

    The Subordinated Credit Agreement is a general unsecured obligation of Superior Holding that ranks pari passu in right of payment with all future senior subordinated indebtedness and senior to all other subordinated indebtedness. The Subordinated Credit Agreement is guaranteed by Superior and certain subsidiaries of Superior (including Essex Group), on a joint and several basis. The Subordinated Credit Agreement matures in 2006 and is prepayable at the option of Superior Holding at any time. Upon a change of control (as defined in the Subordinated Credit Agreement), Superior Holding is required to offer to repay the loans then outstanding under the Subordinated Credit Agreement for 101% of the principal amount thereof, plus accrued interest thereon to the date of repayment. Mandatory prepayments are required from: (i) the net proceeds from issuances of debt to the extent not required to repay senior indebtedness (I.E. the Credit Agreement) and (ii) the net proceeds from equity issuances with customary exceptions.

     Interest on the Subordinated Credit Agreement is payable quarterly. For the first six months after the borrowing date, interest is based upon LIBOR plus 4.25% and if LIBOR rate loans are not available, the alternate base rate (the higher of prime or 1/2 of 1% over the Federal Funds Rate) plus 3.25%. Upon the six month anniversary of the borrowing date, interest is based upon LIBOR plus 4.50% and, if LIBOR rate loans are not available, the alternate base rate plus 3.50%. Upon the 12 month anniversary of the borrowing date, interest is based upon LIBOR plus 5.00% and, if LIBOR rate loans are not available, the alternate base rate plus 4.00%. After the 12 month anniversary of the borrowing date, the interest rate will increase by 0.25% per quarter, but the maximum interest rate will be LIBOR plus 5.50% and, if LIBOR rate loans are not available, the alternate base rate plus 4.50%.

     The Subordinated Credit Agreement provides for the acceleration of payment thereunder in the event of the acceleration of the indebtedness under the Credit Agreement. The Subordinated Credit Agreement also contains covenants limiting the ability of Superior Holding and its subsidiaries (including the Company), among other things, to pay dividends or make other restricted payments, make investments, incur additional indebtedness, permit liens, enter into any consolidation, merger, conveyance or lease transactions, make asset sales, enter into transactions with affiliates or engage in unrelated lines of business.

                                       4.
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ITEM 7.  FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     a.  None.

     b.  None.

     c.  EXHIBITS

         99.1 Press release of Superior TeleCom Inc. dated November 27, 1998, incorporated by reference to Exhibit 10 to Amendment No. 2 to the Company's Schedule 14D-9, filed with the Securities and Exchange Commission (the "Commission") on November 27, 1998 (Commission File No. 1-10211).

         99.2 Agreement and Plan of Merger dated as of October 21, 1998, among Superior TeleCom Inc., SUT Acquisition Corp. and Essex International Inc., incorporated by reference to Exhibit 1 to the Company's Schedule 14D-9, filed with the Commission on October 28, 1998 (Commission File No. 1-10211).

         99.3 Amended and Restated Credit Agreement dated as of November 27, 1998, among Superior/Essex Corp., Essex Group, Inc., the guarantors named therein, various lenders, Merrill Lynch & Co., as documentation agent, Fleet National Bank, as syndication agent, and Bankers Trust Company, as administrative agent, incorporated by reference to Exhibit 99.7 to Amendment No. 1 to the Superior TeleCom Inc. Schedule 13D (the "Superior Schedule 13D/A"), filed with the Commission on December 7, 1998 (Commission File No. 1-10211).

         99.4 Senior Subordinated Credit Agreement dated as of November 27, 1998, among Superior/Essex Corp., as borrower, Superior TeleCom Inc., as parent, the subsidiary guarantors named therein, various lenders, Fleet Corporate Finance, Inc., as syndication agent, and Bankers Trust Company, as administrative agent, incorporated by reference to Exhibit 99.8 to the Superior Schedule 13D/A (Commission File No. 1-10211).

                                       5.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ESSEX INTERNATIONAL INC.

Dated:  December 11, 1998              By: /s/ Debra F. Minott
                                          --------------------------------
                                          Debra F. Minott
                                          Senior Vice President,
                                          General Counsel and Secretary

                                       6.